Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2017.

WAUWATOSA, WI – 10/24/2017 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income per diluted share of $0.26 for the quarter ended September 30, 2017, which represents a 3.7% decrease compared to net income per diluted share of $0.27 for the quarter ended September 30, 2016.  The quarter ended September 30, 2016 included a $0.02 impact on diluted earnings per share for a charge to income tax expense related to the write-off of a deferred tax asset. Net income per diluted share was $0.82 for the nine months ended September 30, 2017, a 17.1% increase compared to net income per diluted share of $0.70 for the nine months ended September 30, 2016.
"We continue to execute at a high level of profitability, despite a number of challenges faced by the mortgage banking industry," said Douglas Gordon, CEO of Waterstone Financial, Inc. "The third quarter performance reflects continued improvement from the community banking segment.  Driven by loan growth and a continued focus on expense management, the community banking segment achieved a record $7.5 million of pretax income for the quarter.  The mortgage banking segment third quarter pretax income decreased $2.5 million to $4.3 million from last year's total. The decline from last year's record profitability is driven by a number of industry-wide challenges, including: a decrease in demand for refinance products, housing inventory shortages and weather-related disruptions."

Highlights of the Quarter Ended September 30, 2017

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $7.4 million for the quarter ended September 30, 2017, compared to $7.5 million for the quarter ended September 30, 2016.
•	Consolidated net income of Waterstone Financial, Inc. totaled $22.8 million for the nine months ended September 30, 2017, compared to $19.1 million for the nine months ended September 30, 2016.
•	Consolidated return on average assets totaled 1.56% for the quarter ended September 30, 2017 compared to 1.66% for the quarter ended September 30, 2016.
•	Consolidated return on average assets totaled 1.70% for the nine months ended September 30, 2017 compared to 1.45% for the nine months ended September 30, 2016.
•	Repurchased 72,700 shares through our buyback program at an average cost of $17.51 per share and declared a dividend of $0.12 per share during the quarter ended September 30, 2017.

Community Banking Segment

•	Pre-tax income of the segment totaled $7.5 million for the quarter ended September 30, 2017, which represents a 19.5% increase compared to $6.2 million for the quarter ended September 30, 2016.
•
Net interest income totaled $13.1 million for the quarter ended September 30, 2017, which represents a 16.7% increase compared to $11.2 million for the quarter ended September 30, 2016.  The increase in net interest income, which was driven by loan growth and a decrease in borrowing costs, drove our net interest margin to 2.95% for the quarter ended September 30, 2017 compared to 2.70% for the quarter ended September 30, 2016.

•
Average loans held for investment totaled $1.25 billion during the quarter ended September 30, 2017, which represents an increase of $120.3 million, or 10.7% over the comparable quarter in the prior year.  Total loans increased $83.3 million, or 7.1%, to $1.26 billion at September 30, 2017 compared to $1.18 billion at December 31, 2016.

•
Driven by margin expansion and continued cost control efforts, the efficiency ratio for the segment improved to 47.78% for the quarter ended September 30, 2017, compared to 50.85% for the quarter ended September 30, 2016.

•	Nonperforming assets as percentage of total assets decreased to 0.62% as of September 30, 2017, compared to 0.71% at June 30, 2017 and 1.01% at September 30, 2016.

Mortgage Banking Segment

•	Pre-tax income of the segment totaled $4.3 million for the quarter ended September 30, 2017, which represents a 36.3% decrease compared to $6.8 million for the quarter ended September 30, 2016.
•
Loans originated for the purpose of sale in the secondary market decreased $48.0 million, or 6.8%, to $662.1 million during the quarter ended September 30, 2017, compared to $710.1 million for the quarter ended September 30, 2016.  The decrease in originations was driven by a 46.5% decrease in the origination of loans made for the purpose of mortgage refinance.  Driven by an expansion of our branch network, origination volumes of loans made for the purpose of residential purchases increased 3.1% compared to the comparative quarter in the prior year.  Our origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity accounted for 89.6% of originations for the quarter ended September 30, 2017 compared to 81.7% of total originations for the quarter ended September 30, 2016.

•	Gross margins on loans sold decreased approximately 1.5% during the quarter ended September 30, 2017, compared to the quarter ended September 30, 2016.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis, Wisconsin and a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which offers mortgage banking offices in 25 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2017	2016	2017	2016
	(In Thousands, except per share amounts)
Interest income:
Loans	$15,855	14,754	45,078	42,611
Mortgage-related securities	647	743	2,021	2,371
Debt securities, federal funds sold and short-term investments	951	833	2,680	2,692
Total interest income	17,453	16,330	49,779	47,674
Interest expense:
Deposits	1,981	1,923	5,614	5,477
Borrowings	2,439	3,082	6,756	10,724
Total interest expense	4,420	5,005	12,370	16,201
Net interest income	13,033	11,325	37,409	31,473
Provision for loan losses	20	135	(1,166)	340
Net interest income after provision for loan losses	13,013	11,190	38,575	31,133
Noninterest income:
Service charges on loans and deposits	300	789	1,148	1,742
Increase in cash surrender value of life insurance	688	734	1,476	1,446
Loss on sale of available for sale securities	-	-	(107)	-
Mortgage banking income	31,863	35,552	92,774	91,146
Other	203	337	941	874
Total noninterest income	33,054	37,412	96,232	95,208
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	26,153	27,573	73,732	70,968
Occupancy, office furniture, and equipment	2,533	2,319	7,587	7,074
Advertising	821	661	2,414	1,974
Data processing	623	616	1,854	1,897
Communications	394	374	1,170	1,088
Professional fees	629	474	1,953	1,486
Real estate owned	(20)	37	258	344
FDIC insurance premiums	129	140	366	500
Other	3,054	3,347	10,227	9,663
Total noninterest expenses	34,316	35,541	99,561	94,994
Income before income taxes	11,751	13,061	35,246	31,347
Income tax expense	4,362	5,556	12,397	12,214
Net income	$7,389	7,505	22,849	19,133
Income per share:
Basic	$0.27	0.28	0.83	0.71
Diluted	$0.26	0.27	0.82	0.70
Weighted average shares outstanding:
Basic	27,532	27,043	27,449	26,976
Diluted	27,953	27,429	27,927	27,283

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$39,308	$7,878
Federal funds sold	34,916	26,828
Interest-earning deposits in other financial institutions and other short term investments	18,367	12,511
Cash and cash equivalents	92,591	47,217
Securities available for sale (at fair value)	200,840	226,795
Loans held for sale (at fair value)	175,137	225,248
Loans receivable	1,261,160	1,177,884
Less: Allowance for loan losses	14,063	16,029
Loans receivable, net	1,247,097	1,161,855

Office properties and equipment, net	22,889	23,655
Federal Home Loan Bank stock (at cost)	18,450	13,275
Cash surrender value of life insurance	65,665	61,509
Real estate owned, net	4,568	6,118
Prepaid expenses and other assets	26,891	24,947
Total assets	$1,854,128	$1,790,619

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$123,133	$120,371
Money market and savings deposits	148,607	162,456
Time deposits	685,033	666,584
Total deposits	956,773	949,411

Borrowings	435,503	387,155
Advance payments by borrowers for taxes	25,107	4,716
Other liabilities	24,815	38,647
Total liabilities	1,442,198	1,379,929

Shareholders' equity:
Common stock	295	294
Additional paid-in capital	325,753	322,934
Retained earnings	183,578	184,565
Unearned ESOP shares	(19,288)	(20,178)
Accumulated other comprehensive income (loss), net of taxes	328	(378)
Cost of shares repurchased	(78,736)	(76,547)
Total shareholders' equity	411,930	410,690
Total liabilities and shareholders' equity	$1,854,128	$1,790,619

Share Information
Shares Outstanding	29,483	29,430
Book Value per share	$13.97	$13.95
Closing market price	$19.50	$18.40
Price to book ratio	139.58%	131.85%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
		(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,033	12,481	11,895	11,971	11,325
Provision for loan losses	20	25	(1,211)	40	135
Total noninterest income	33,054	37,241	25,937	31,157	37,412
Total noninterest expense	34,316	36,187	29,058	32,441	35,541
Income before income taxes	11,751	13,510	9,985	10,647	13,061
Income tax expense	4,362	4,622	3,413	4,248	5,556
Net income	$7,389	8,888	6,572	6,399	7,505
Income per share – basic	$0.27	0.32	0.24	0.23	0.28
Income per share – diluted	$0.26	0.32	0.24	0.23	0.27
Dividends declared per share	$0.12	0.62	0.12	0.12	0.08

Performance Ratios:
Return on average assets - QTD	1.56%	1.99%	1.54%	1.44%	1.66%
Return on average equity - QTD	7.12%	8.70%	6.44%	6.19%	7.36%
Net interest margin - QTD	2.95%	3.00%	2.97%	2.88%	2.70%
Community Banking Segment
Efficiency ratio - QTD	47.78%	48.76%	55.69%	51.00%	50.85%

Return on average assets - YTD	1.70%	1.77%	1.54%	1.45%	1.45%
Return on average equity - YTD	7.42%	7.56%	6.44%	6.33%	6.38%
Net interest margin - YTD	2.97%	2.98%	2.97%	2.64%	2.56%
Community Banking Segment
Efficiency ratio - YTD	50.56%	52.09%	55.69%	55.40%	57.06%

Asset Quality Ratios:
Past due loans to total loans	0.71%	0.74%	0.71%	0.70%	0.76%
Non accrual loans to total loans	0.56%	0.70%	0.67%	0.84%	0.93%
Non performing assets to total assets	0.62%	0.71%	0.76%	0.89%	1.01%